                                              CAPITAL ONE MASTER TRUST

                                      TRUST EXCESS SPREAD ANALYSIS -          NOVEMBER-99
Card Trust                                         COMT 95-1   COMT 95-3       COMT 96-1*    COMT 96-2     COMT 96-3    COMT 97-1*
Deal Size                                            $900MM     $1050MM          $845MM        $750MM       $500MM        $608MM
Expected Maturity(Class A):                         6/15/00     8/15/00         8/15/01       12/15/01      1/15/04       6/15/02
                                                                                (NON-US                                   (NON-US
                                                                             TRANSACTION)                              TRANSACTION)

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Excess Spread:

      Portfolio Yield                                24.13%      24.13%          24.13%        24.13%       24.13%        24.13%
       LESS:   (Wt Avg) Coupon                       5.65%       5.62%           6.11%         5.59%         5.62%         5.55%
               SVC Fees                              2.00%       2.00%           1.50%         1.50%         1.50%         1.50%
               Charge-Offs                           3.76%       3.76%           3.76%         3.76%         3.76%         3.76%

Excess Spread:    Nov-99                             12.72%      12.75%          12.76%        13.28%       13.25%        13.32%
                  Oct-99                             12.07%      12.11%          12.59%        12.64%       12.60%        12.66%
                  Sep-99                             11.76%      11.80%          12.26%        12.33%       12.30%        12.33%
3-Mo Avg Excess Spread                               12.18%      12.22%          12.54%        12.75%       12.72%        12.77%
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Delinquents:   30 to 59 days                         1.81%       1.81%           1.81%         1.81%         1.81%         1.81%
               60 to 89 days                         1.19%       1.19%           1.19%         1.19%         1.19%         1.19%
               90+ days                              2.13%       2.13%           2.13%         2.13%         2.13%         2.13%

Monthly Payment Rate                                 14.58%      14.58%          14.58%        14.58%       14.58%        14.58%

Card Trust                          COMT 97-2*     COMT 98-1    COMT 98-3*     COMT 98-4     COMT 99-1     COMT 99-2     COMT 99-3
Deal Size                             $502MM         $591MM      $464MM          $750MM        $625MM       $625MM        $500MM
Expected Maturity(Class A):          8/15/02        4/15/08    8/16/2001       11/15/2003    5/15/2004     5/15/2002     7/15/2006
                                     (NON-US                    (NON-US
                                    TRANSACTION)               TRANSACTION)

-----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                 24.13%         24.13%      24.13%          24.13%        24.13%       24.13%        24.13%
       LESS:   (Wt Avg) Coupon        6.06%          6.32%       5.85%           5.58%         5.69%         5.62%         5.86%
               SVC Fees               1.50%          1.50%       1.50%           1.50%         1.50%         1.50%         1.50%
               Charge-Offs            3.76%          3.76%       3.76%           3.76%         3.76%         3.76%         3.76%

Excess Spread:    Nov-99              12.81%         12.55%      13.02%          13.29%        13.18%       13.25%        13.01%
                  Oct-99              12.64%         11.81%      12.10%          12.53%        12.55%       12.61%        12.39%
                  Sep-99              12.31%         11.55%      12.03%          12.30%        12.22%       12.30%        12.05%
3-Mo Avg Excess Spread                12.59%         11.97%      12.38%          12.71%        12.65%       12.72%        12.48%
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Delinquents:   30 to 59 days          1.81%          1.81%       1.81%           1.81%         1.81%         1.81%         1.81%
               60 to 89 days          1.19%          1.19%       1.19%           1.19%         1.19%         1.19%         1.19%
               90+ days               2.13%          2.13%       2.13%           2.13%         2.13%         2.13%         2.13%

Monthly Payment Rate                  14.58%         14.58%      14.58%          14.58%        14.58%       14.58%        14.58%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)



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